Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of April 4th , 2022 (this "Agreement") is entered into by and among PatientTrac Limited, an entity organized under the laws of United Kingdom, and its related group, (the "Shareholder"), and CS Diagnostics GmbH, an entity organized under the laws of Germany, its successor or assigns, (the "Purchaser"). The parties, intending to be legally bound, hereby agree as follows:

WHEREAS, the Shareholder and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (The “SEC”) under the Securities Act of 1933, and amended (the “1933 Act”);

WHEREAS, the Shareholder desires to issue and sell to Purchaser upon the terms and conditions set forth herein, and Purchaser, its successor or assigns, desires to purchase from Shareholder the following:

Common Stock	110,352,000
Preferred Series A	10
Preferred Series B	9,989,000
Unrestricted Shares	14,000,000 of FlashZero Corporation., a Wyoming corporation, (the “Shares”)(the “Transaction”); and

NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Shareholder and Purchaser agree as follows:

1.       Purchase of the Shares. On the Closing Date, subject to the terms and conditions of this Agreement, Shareholder hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Shareholder, the Shares.

2.       Purchase Price. The Purchase Price for the Shares shall be One Hundred-Seventy Five Thousand and 00/100 ($175,000/00) Dollars (the “Purchase Price”). The Purchase Price shall be payable upon execution of this Agreement.

3.       Closing; Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth herein, the date and time of the Closing of the Transaction shall be on or before 12:00 noon, Eastern Standard Time, no more than ten (10) days following the execution of this agreement – April 5, 2022 (the “Closing Date”). The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties. At Closing, upon receipt of the Purchase Price from the Purchaser, the Shareholder shall cause to be delivered to the Purchaser one or more stock powers bearing medallion guarantees evidencing the Shares to the Purchasers or its nominees.

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4.       Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Purchaser in the First Closing that the statements contained in the following paragraphs of this Section 4 are all true and correct as of the date of this Agreement and the Closing Date:

a.	Corporate Power. Shareholder has all requisite legal and corporate power to enter into, execute, deliver and perform this Agreement of even date herewith between Shareholder and Purchaser. This Agreement has been duly executed by the Shareholder and constitute the legal, valid and binding obligations of Shareholder, enforceable in accordance with their terms, except as the same may be limited by (i) bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and (ii) limitations on the enforceability of the indemnification provisions of the Registration Rights Agreement as limited by applicable securities laws.

b.	Authorization.

i.	Corporate Action. All corporate and legal action on the part of Shareholder, its officers, directors and shareholders necessary for the execution and delivery of this Agreement, the Shares, and the performance of Shareholder's obligations hereunder have been taken.

ii.	Valid Issuance. The Shares, when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances; provided, however, that the Note, and any securities into which it may be converted, may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

c.	Government Consent, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of Shareholder is required in connection with the valid execution and delivery of this Agreement and Note other than, if required, filings or qualifications under the Wyoming Securities Act, as amended (the "Wyoming Law"), or other applicable blue sky laws, which filings or qualifications, if required, will be timely filed or obtained by Shareholder. The execution, delivery and performance of the Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated thereby do not and will not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement.

d.	Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth herein, no registration under the 1933 Act is required for the offer, issuance and sale of the Shares, by the Shareholder to Purchaser as contemplated hereby.

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5.       Representations and Warranties by Purchaser. Purchaser represents and warrants to Shareholder as of the Closing Date as follows:

a.	Investment Intent: Authority. This Agreement is made with Purchaser in reliance upon Purchaser's representation to Shareholder, evidenced by Purchaser's execution of this Agreement, that Purchaser is acquiring the Shares for investment for Purchaser's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Purchaser has the requisite right, power, authority and capacity to enter into and perform this Agreement and the Agreement will constitute a valid and binding obligation upon Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

b.	Knowledge and Experience. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's prospective investment in the Shares (ii) has the ability to bear the economic risks of Purchaser's prospective investment; (iii) has had all questions which have been asked by Purchaser satisfactorily answered by Shareholder; and (iv) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. Purchaser represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act.

c.	Transfer Restrictions. Purchaser covenants that in no event will it sell, transfer or otherwise dispose of any of the Shares other than in conjunction with an effective registration statement for the same under the Securities Act or pursuant to an exemption there from, or in compliance with Rule 144 promulgated under the Securities Act or to a person related to or an entity affiliated with said Purchaser and other than in compliance with the applicable securities regulation laws of any state.

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6.       Legends. Shareholder may place the following legends on the Shares and any securities into which it may be converted:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS ("BLUE SKY LAWS"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT OR AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE SHAREHOLDER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR BLUE SKY LAWS.

7.       Indemnification of Shareholder The Purchaser will indemnify and hold Shareholder and its directors, officers, shareholders, partners, employees and agents (each, a "Shareholder Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that a Shareholder Party may suffer or incur as a result of or relating to the failure of the representations and warranties of the Shareholder to be true and correct.

8.       Miscellaneous.

a.	Waivers and Amendments. The provisions of this Agreement may only be amended or modified in a writing executed by each of Shareholder and Purchaser. A waiver shall not be effective unless in a writing by the party against whom such waiver is to be enforced.

b.	Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the United Kingdom, without regard to the conflicts of law provisions thereof. Any action arising out of this Agreement shall be heard in any court of general jurisdiction in London, United Kingdom. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.	Entire Agreement. This Agreement, the Registration Rights Agreement and the Warrants constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

d.	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

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e.	Notices, etc. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if personally delivered, (ii) three (3) days after being mailed by registered or certified mail, postage prepaid, or (iii) one day after being sent by recognized overnight courier or by facsimile:

If to Purchaser,
Thomas Fahrhöfer, CEO
CS Diagnostics GmbH
Stresemannallee 4c
41460 Neuss
Germany
+49 (0)2131-151 08 71
Thomas.fahrhoefer@cs-diagnostics.de

If to Seller,

H Wayne Hayes Jr
PatientTrac Limited
150-152 Fenchurch Street
2nd Floor
London, England EC3M 6BB
wayne@patienttrac.com

f.	Validity. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

g.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

h.	Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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i.	Remedies. The Purchaser shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

For the Shareholder:

PatientTrac Limited

By:	H Wayne Hayes, Jr.
President

For the Purchaser
CS Diagnostics GmbH

By:	Thomas Fahrhöfer
Its:	CEO

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